Exhibit 25(a)

_____________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)

______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK (Jurisdiction of Incorporation or organization if not a U.S. national bank)	13-4941247 (I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK (Address of principal executive offices)	10005 (Zip Code)

Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250 - 0677

(Name, address and telephone number of agent for service)

______________________________________________________

ENTERGY CORPORATION
(Exact name of Obligor as specified in charter)

Delaware	72-1229752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

639 Loyola Avenue
New Orleans, Louisiana 70113
Telephone (504) 576-4000

(Address, including zip code, principal executive offices)

Senior Notes
(Title of the Indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

Name                                                                                                     Address

 Federal Reserve Bank (2nd District)                                         New York, NY
Federal Deposit Insurance Corporation                                  Washington, D.C.
New York State Banking Department                                       Albany, NY

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15. Not Applicable

Item 16. List of Exhibits.

Exhibit 1 - Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 22, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-102172.

Exhibit 2 - Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 4 - Existing By-Laws of Bankers Trust Company, as amended on April 15, 2002 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-102172.

Exhibit 5 - Not applicable.

Exhibit 6 - Consent of Bankers Trust Company required by Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

Exhibit 7 - The latest report of condition of Deutsche Bank Trust Company Americas dated as of September 30, 2005. Copy attached.

Exhibit 8 - Not Applicable.

Exhibit 9 - Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 29th day of November, 2005

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/Annie Jaghatspanyan
By: Annie Jaghatspanyan
Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank

NEW YORK
City

NY 10005-2858
State Zip Code

FDIC Certificate Number: 00623

FFIEC 031
Page RC-1
13

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou	
ASSETS					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	2,407,000	1.a
b. Interest-bearing balances (2)			0071	131,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,587,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	291,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	9,644,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	585,000	4.a
b. Loans and leases, net of unearned income	B528	6,523,000			4.b
c. LESS: Allowance for loan and lease losses	3123	119,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	**6,404,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	5,692,000	5
6. Premises and fixed assets (including capitalized leases)			2145	178,000	6
7. Other real estate owned (from Schedule RC-M)			2150	1,000	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	8,000	8
9. Customers' liability to this bank on acceptances outstanding			2155	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			426	34,000	10.b
11. Other assets (from Schedule RC-F)			2160	4,988,000	11
12. Total assets (sum of items 1 through 11)			2170	**31,950,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page RC-2
14

Schedule RC—Continued

Dollar Amounts in Thousands				Bil | Mil | Thou	
LIABILITIES					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			RCON 2200	9,512,000	13.a
(1) Noninterest-bearing (1)	6631	3,516,000			13.a.1
(2) Interest-bearing	6636	5,996,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			RCFN 2200	7,331,000	13.b
(1) Noninterest-bearing	6631	2,119,000			13.b.1
(2) Interest-bearing	6636	5,212,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (2)			B993	3,782,000	14.a
			RCFD		
b. Securities sold under agreements to repurchase (3)			B995	162,000	14.b
15. Trading liabilities (from Schedule RC-D)			3548	472,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	214,000	16
17. Not applicable					
18. Bank's liability on acceptances executed and outstanding			2920	0	18
19. Subordinated notes and debentures(4)			3200	8,000	19
20. Other liabilities (from Schedule RC-G)			2930	2,273,000	20
21. Total liabilities (sum of items 13 through 20)			2948	**23,754,000**	21
22. Minority interest in consolidated subsidiaries			3000	405,000	22
EQUITY CAPITAL					
23. Perpetual preferred stock and related surplus			3838	1,500,000	23
24. Common stock			3230	2,127,000	24
25. Surplus (exclude all surplus related to preferred stock)			3839	584,000	25
26. a. Retained earnings			3632	3,549,000	26.a
b. Accumulated other comprehensive income (5)			B530	31,000	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	**7,791,000**	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	**31,950,000**	29

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004	RCFD 6724	Number: N/A	M. 1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.